                                                                    Exhibit 10.1


                     CONFIDENTIAL TREATMENT REQUESTED UNDER
              17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.


                      TRIAL LICENSE AND SERVICES AGREEMENT

         This Trial License and Services Agreement ("Agreement"), is effective as of March 20, 2002, by and between General Magic, Inc. ("Consultant") having a place of business at 420 North Mary Avenue, Sunnyvale, CA 94085 and Citibank, N.A., a national banking association having a place of business at 909 Third Avenue, 16th Floor, New York, NY 10043.

                                   WITNESSETH

         WHEREAS, Consultant wishes to provide certain services to Citibank; and

         WHEREAS, Citibank wishes to procure such services from Consultant, for good and valuable consideration.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.       SCOPE OF WORK.

         Citibank agrees to retain Consultant on a non-exclusive basis, to provide services relating to the development and evaluation of an Application as more fully described hereafter in Appendix A. Consultant agrees to perform the professional services (hereinafter referred to as "Services"), as set forth in Appendix A, which is attached hereto and is incorporated herein by reference. Consultant also agrees to employ all reasonable efforts to meet Citibank's assignment deadlines and documentation standards, as applicable.

         Citibank shall assign a Citibank employee (the" Project Manager") to manage and/or coordinate the project and/or assignment. The Project Manager shall be responsible to monitor Consultant's progress and for the review and approval of out-of-pocket expenses and invoice documentation. Unless otherwise agreed upon, Consultant shall meet with the Project Manager every two weeks to discuss and review the progress of the project and/or assignment and to report on and deliver work completed during the preceding two weeks.

2.       TERM.

         This Agreement shall commence on the effective date as noted above and shall terminate upon the conclusion of the sixty (60) day hosting period described in Attachment 1, provided that upon fourteen (14) days notice to Consultant prior to the then expiring term, Citibank may extend the term of the hosting services for successive thirty-day periods at the rate of $[**] per month. For the avoidance of the doubt, any such extension shall be deemed to extend the term of this Agreement for a like period.

3.       PAYMENT FOR SERVICES.


----------

         [**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         Citibank agrees to compensate Consultant in accordance with the fee schedule set forth in Appendix A, which is attached hereto and is incorporated herein by reference. Consultant agrees to submit to the Project Manager an itemized invoice for the Services to be rendered during the term of this Agreement and said invoice shall be payable within [**] of receipt. Consultant agrees to maintain the necessary records to ascertain the correctness of the invoice.

4.       TRAVEL/REIMBURSABLE EXPENSES.

         All travel by Consultant must be necessary and cost effective and authorized in advance by the Project Manager, in accordance with Citibank's expense guidelines.

         The Project Manager should make all arrangements for Consultant for air travel, hotel reservations and rental car usage required in connection with the Services provided under this Agreement, through the appropriate Citibank approved travel agency, using the business unit's account number.

         It is expected that all expenses associated with ground transportation (e.g., taxi cabs) and meals incurred by the Consultant, while conducting activities on behalf of Citibank, will be at reasonable rates and that the Consultant will exercise prudence in incurring such expenses.

         To the extent possible, all disbursements should be paid by the Consultant using a Citibank Visa card, Citibank Mastercard or Diners Club charge card.

         Citibank will reimburse Consultant's approved business expenses at cost. Request for reimbursement of expenses in excess of $50.00 (for any given expense) will require submittal of acceptable substantiating documentation for each such expense.

         Disbursements will be reimbursed at the cost paid by the Consultant, without mark-up; however, the following disbursements will not be reimbursed;

         (i)      Secretarial or word processing services;

         (ii) Photocopy expenses at more than 5 cents per page. Photocopy costs in excess of $1,000 for a single job must be authorized in advance by the Project/Assignment Manager;

         (iii) Any other charges incurred by the Consultant's support staff, such as meals, filing or proofreading, regardless of when incurred;

         (iv) Any other overhead items (e.g., office supplies, furniture, conference room space, heating/air conditioning, etc.); and

         (v)      Local telephone or fax expenses.

5.       INDEPENDENT CONTRACTOR.

         It is expressly understood and agreed that Consultant is an Independent Contractor and shall not be considered for any purpose to be an employee of Citibank. Apart from the payment of the agreed upon fees as outlined above, Citibank is not responsible for any other compensation, nor for employee benefits and/or matters relating thereto (including but not limited to the withholding and/or payment of federal, state and local income and other payroll taxes) nor for Workers Compensation, disability benefits or any other additional legal requirements of a similar nature.

6.       PROPRIETARY RIGHTS.

         A. For the purposes of this Agreement, "Intellectual Property Rights" means all current and future worldwide copyrights, trade secrets, patents and other patent rights, utility models, and other intellectual property rights (other than trade names, trademarks, and service marks), including all applications and registrations with respect thereto.

         B. Consultant. Citibank hereby acknowledges that, as and for the Services, Consultant is building and hosting a proof of concept [**] application ("Application") built on Consultant's Voice Infrastructure Software ("Software") to which Citibank will have access under the terms and conditions of this Agreement. Therefore, Citibank agrees that, as between the parties, Consultant and its suppliers exclusively own all right, title and interest in and to the hardware and software used by Consultant in connection with the provision of the Services, including the Application (except as set forth in Section 6.C. below) and the Software and all modifications, enhancements and derivatives thereof, and all information, reports, studies, charts, plans, diagrams, presentations and any other tangible or intangible information, deliverables and all inventions, discoveries, specifications, designs, methods, devices, writings, compilations of information, and/or materials developed or produced by Consultant hereunder, together with all Intellectual Property Rights in the foregoing (collectively, "Consultant Proprietary Information") exclusive of Citibank Proprietary Information.

         C. Citibank. Consultant agrees that, as between the parties, Citibank and its affiliates exclusively own all right, title and interest in and to the (i) information and technology to be delivered by Citibank to Consultant for use in connection with the development and hosting of the Application, including the Citibank [**] platform and all modifications, derivatives and enhancements thereof, (ii) Citibank Confidential Information; and (iii) all Intellectual Property Rights in the foregoing (collectively "Citibank Proprietary Information").

         D. [**] Technology. [**] shall [**] for the Application under this Agreement and all Intellectual Property Rights therein ("Scripts"), and [**] shall have [**] the Scripts. [**] will require any [**] with any use, sale, distribution, modification, license or other exploitation of the Scripts. [**]. The parties agree that the Scripts are Confidential Information, which shall be subject to protection as provided under
         Section 9 below. Each party will render all customary and reasonable assistance to the other party, including without limitation execution and delivery of all additional documents reasonably requested by the other party, free of charge, as the requesting party may request in good faith in order for such requesting party to perfect and register all Intellectual Property Rights relating to such requesting party's [**] in any and all countries.

7.       LICENSE TO ACCESS SOFTWARE.



----------

         [**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         Subject to the terms of this Agreement, including, without limitation, the payment of the fees set forth in Section 3 above, Consultant hereby grants to Citibank a non-sublicensable, non-transferable (except as otherwise provided in Section 19), non-exclusive license to access the Software through Consultant's Network Operations Center ("NOC") and use the Software hosted on the NOC solely for Citibank's internal business purposes in connection with its evaluation of the Software and Application.

8.       WARRANTY DISCLAIMER; INDEMNITY.

         A. Disclaimer. CITIBANK HEREBY ACKNOWLEDGES THAT THE SOFTWARE AND SERVICES ARE PROVIDED TO CITIBANK AS A PROOF OF CONCEPT AND AS SUCH, THE SOFTWARE AND SERVICES ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY OF ANY KIND WHATSOEVER. CONSULTANT, ON BEHALF OF ITSELF AND ITS SUPPLIERS, HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES WITH REGARD TO THE SOFTWARE AND SERVICES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

         B. Indemnity. Consultant shall, at its expense, defend or settle any third party claim against Citibank that the Services, as provided in accordance with this Agreement, or the Application and Software, when used in accordance with this Agreement, infringe any third party's [**] or misappropriates any third party's [**] ("Claim") and Consultant shall pay any final judgments awarded, or settlements entered into, provided that Citibank (a) promptly notifies Consultant in writing of the Claim, (b) gives Consultant sole control of the defense thereof and all related settlement negotiations, and (c) provides Consultant with the assistance, information and authority necessary to perform its obligations under this Section 8.B. Consultant will reimburse reasonable out-of-pocket expenses incurred by Customer in providing such assistance.

9.       CONFIDENTIAL INFORMATION.

         The provision, disclosure and use of all Confidential Information under this Agreement (including the Consultant Proprietary Information and the Citibank Proprietary Information) shall be governed by the terms and conditions of the Mutual Non-Disclosure Agreement entered into by the parties on October 1, 2001 (the "NDA"), except to the extent that any provisions of the NDA are inconsistent with the terms of this Agreement, in which case the terms of this Agreement shall govern.

         Consultant shall comply with Citibank's reasonable privacy policies and its Privacy Promise concerning the privacy and confidentiality of Citibank customer information, including as they may be amended from time to time. Citibank shall make such policies and Privacy Promise available to Consultant upon request. As part of such policies and Privacy Promise, Citibank reserves the right to conduct an on-site audit and review of Consultant's systems, sites and procedures, and those of its subcontractors, at Citibank's expense, at reasonable times and for a reasonable duration and upon reasonable advance notice to Consultant to ensure the privacy and

----------

         [**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         confidentiality of any Citibank customer information. In the event Citibank privacy policy standards are not met, the parties shall mutually agree upon a re-mediation plan.

10.      LIMITATION OF LIABILITIES.

         EXCEPT FOR BREACH OF SECTIONS 6 OR 9, OR CONSULTANT'S INDEMNITY OBLIGATIONS UNDER SECTION 8.B. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY CLAIM RELATING TO THIS AGREEMENT IN EXCESS OF THE FEES AND EXPENSES PAID TO CONSULTANT HEREUNDER. EXCEPT FOR BREACH OF SECTIONS 6 OR 9, OR PURSUANT TO SECTION 8.B. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.      INSURANCE.

         Consultant shall maintain, throughout the performance of its obligations under this Agreement, a policy of Worker's Compensation and Employer Liability Insurance with coverage limits as may be required by law of the state in which the Services are to be performed. Consultant further agrees to maintain adequate Comprehensive General Liability Insurance (minimum coverage $500,000.00) providing coverage against liability for bodily injury, death and property damage which may arise out of or based upon any act or omission of Consultant or any of its employees, subcontractors, or agents under this Agreement. Upon written request, Consultant shall promptly provide certificate(s) from its insurers indicating the amount of insurance coverage, nature of such coverage and expiration date(s) of each applicable policy.

12.      COMPLIANCE WITH CITIBANK'S POLICIES & PROCEDURES.

         Consultant agrees to comply with Citibank's Drug Abuse Policy, which prohibits the selling, distributing, manufacturing, processing, using or being under the influence of illegal drugs or illicit narcotics (non prescriptive medication) as defined by the state in which the Services are to be performed and/or the Federal Government, while on Citibank business or on Citibank premises. Consultant acknowledges that its employees, subcontractors, or agents may be required to undergo drug testing based on the nature of their assignment. In the event that any of Consultant's employees, subcontractors, or agents refuses to undergo such testing or violates the aforementioned policy, said person will be barred from performing any further Services for Citibank and this Agreement may be terminated by Citibank.

         Consultant acknowledges that the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which prohibits a federally insured institution from knowingly engaging any person with a criminal conviction, which includes crimes involving breach of trust or dishonesty, (collectively referred to as "criminal background") from participating directly or indirectly in the conduct of the affairs of the institution. Consultant agrees that it shall not assign any person to provide Services to Citibank hereunder that Consultant knows, suspects or has reason to believe has a criminal background. Consultant acknowledges that its employees, subcontractors, or agents may be required to be fingerprinted based on the nature of their assignment. In the event that any of Consultant's employees, subcontractors, or agents refuse to undergo such fingerprinting or violates the aforementioned prohibition, said person will be barred from performing any further Services for Citibank and this Agreement may be terminated by Citibank.

         The Consultant further acknowledges that its representative has received and read Citibank's Code of Conduct & Ethical Policies and will abide by all applicable policies and requirements contained therein. The Consultant agrees to comply with all Citibank standard safety and security policies and procedures which have been communicated to Consultant by Citibank.

         Consultant agrees that it will comply with all of Citibank's (i) standard physical and information security procedures and rules in place at such Citibank locations where Consultant is performing work and (ii) web standards, where applicable.

13.      COMPLIANCE WITH LAWS.

         Consultant agrees to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including but not limited to the procurement of permits, licenses and certificates where required and payment of applicable taxes.

14.      TERMINATION

         This Agreement may be terminated by Citibank at any time, upon [**] prior written notice. Consultant shall be paid for all work which was authorized by Citibank prior to such notice of termination and which is completed by the Consultant before the effective date of said termination.

         Upon completion of the project and/or assignment or upon any termination of this Agreement, each party shall return to the other party all of its Confidential Information and its Proprietary Information, and all documents, data and materials and copies thereof supplied to the other party in connection with this Agreement. Further, Consultant shall (i) discontinue providing any further access to the Software and Application by Citibank; and (ii) discontinue any further use of any Citibank Proprietary Information.

15.      TAXES.

         The fees and/or charges reflected in Appendix A hereof, are exclusive of any sales, use, personal property, value-added and goods/services taxes. When applicable, said taxes will appear as a separate item on Consultant's invoice and Citibank shall be liable for payment of such taxes to Consultant.

         Notwithstanding the foregoing, Citibank shall not be responsible for any foreign, federal, state or local taxes based on the net income or receipts, or any other such taxes based on Consultant's doing business in a particular jurisdiction.

16.      PUBLICITY.


----------

         [**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         Consultant agrees not to use the name of Citibank or any of its subsidiaries or affiliates in any sales or marketing publication or advertisement including internal and external publications, without the prior written consent of Citibank. Consultant also agrees not to make any public disclosure except as may be legally required, relating to this Agreement or Citibank or its affiliated companies, without obtaining the prior written consent of Citibank.

17.      NONDISCRIMINATION.

         Consultant agrees to comply and to cause its subcontractors and/or agents to comply with the provisions of all applicable federal, state, and local laws, regulations and executive orders relating to equal opportunity and nondiscrimination in employment, and the use of minority business enterprises, to the extent that any such laws, orders and regulations are applicable in the performance of their Services hereunder. For the purpose of this Agreement, the provisions of such laws, orders and regulations shall be deemed an integral part of this Agreement to the same extent as if they were written at length herein.

18.      NON-SUBORNATION.

         Consultant agrees that in performance of its obligations under this Agreement, it will not make or offer to make any payments to, or confer, or offer to confer any benefit upon any employee, agent or fiduciary of any third party, with the intent to influence the conduct of such employee, agent or fiduciary in relation to the business of such third party, in connection with this Agreement.

19.      GENERAL PROVISIONS.

         Paragraph Headings. Paragraph headings are for convenience only and shall not be a part of the Terms and Conditions of this Agreement.

         Waiver. Failure by either party at any time to enforce any obligation by the other party, to claim a breach of any term of this Agreement or to exercise any power agreed to hereunder will not be construed as a waiver of any right, power or obligation under this Agreement, will not affect any subsequent breach, and will not prejudice either party as regards any subsequent action.

         Severability. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain unimpaired and in full force and effect.

         Subcontractors/Agents. Citibank reserves the right of approval of all subcontractors and/or agents, which approval will not be unreasonably withheld by Citibank. Approval of any subcontractor and/or agent by Citibank shall not constitute the superseding or waiver of any right of Citibank to reject work which is not in conformance with its standards or this Agreement. Consultant shall be fully responsible for its subcontractors and/or agents. Nothing in this Agreement shall be construed to create any contractual relationship between Citibank and any subcontractor and/or agent, nor any obligation on the part of Citibank to pay or to see to the payment of any money due any subcontractor and/or agent as may otherwise be required by law.

         Assignment. Neither party may assign any of its rights or obligations under this Agreement without the prior consent of the other; provided, however, that either party may assign any rights or obligations to a parent, subsidiary or affiliate (including any successor in interest thereof) upon notice to the other party.

         Modification. No modification, waiver or amendment of any term or conditions of this Agreement shall be effective unless and until it shall be reduced to writing and signed by both of the parties hereto or their legal representatives.

         Survival. Sections 3, 5, 6, 8, 9, 10, 14 and 19 will survive the expiration or termination of this Agreement for any reason.

         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York as if the Agreement were made in New York for performance entirely within the State of New York.

         Complete Agreement. This Agreement together with Appendix A constitutes the entire agreement of the parties with respect to this subject matter and may not be modified in any way except by written agreement signed by both parties. There are no other agreements either express of implied with regard to this subject matter.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the effective date first set forth above.

Citibank, N.A.                                       General Magic, Inc.

By:  /s/ signature illegible                         By:  /s/ David H. Russian
     _______________________                              ____________________

Print Name:_________________                         Print Name: David Russian
                                                                 _____________

Title:______________________                         Title: CFO
                                                            __________________

Date:_______________________                         Date: March 18, 2002
                                                           ___________________

                                   APPENDIX A

                                Statement of Work

[**] Proof-of-Concept  ("Project")

                                                 Start Date: February 1, 2002
                                                 Completion Date: March 15, 2002

I.       Services to be Rendered and Deliverable to be Provided:

         Services to be performed and Deliverables ("Deliverables") in connection with developing an [**] applications. More specific information is set forth in Attachment 1 which is attached hereto and incorporated herein by reference.

II.      Deliverables/Milestones:

         All Services shall be completed on or before the Completion Date set forth above unless the parties hereafter revise the completion date.

III.     Fees:


1.       Fees:

         (a)  Fixed Price Project:                   $[**]
         (b)  Reimbursable Expenses                  $[**]

2        Estimated Total Fees:                                          $[**]

3.       Estimated Taxes:                                             uncertain

5.       Estimated Total Cost (exclusive of taxes)                      $[**]

Consultant shall not charge any fees in excess of those set forth in the absence Citibank's prior written approval.

IV.      Acceptance Criteria: As set up forth in Attachment 1 to this Appendix A


V. Miscellaneous: Not withstanding anything contained in this appendix, Citibank shall not be obligated to proceed with any further activities or services shall be subject to a separate written agreement therefor.


----------

         [**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Citibank, N.A.                                       General Magic, Inc.

By:  /s/ Alan Young                                  By:  /s/ David H. Russian
     ____________________                                 _____________________

Print Name:  Alan Young                              Print Name:  David Russian
             ____________                                         _____________

Title:___________________                            Title:  CFO
                                                             __________________

Date:____________________                            Date:  3-18-2002
                                                            ___________________

                                  Attachment 1

                                      [**]



----------

         [**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.